UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

AHMED D. HUSSEIN MURRAY F. BRENNAN, M.D. PATRICK B. CLINE THOMAS R. DIBENEDETTO IAN A. GORDON JOHN MCDUFFIE JOHN MUELLER
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AHMED D. HUSSEIN
630 Fifth Avenue, Suite 2258
New York, NY 10111

July 20, 2012

Dear Fellow Shareholders of Quality Systems:

In 1982 I started accumulating shares in Quality Systems, Inc., a company that had just gone public.  I recognized at the time the potential value of integration between information technology and the delivery of healthcare. I also recognized the leadership of the United States in the health care IT field and its ability to influence the world.  That leadership position still exists today.

The dismal performance of Quality Systems between 1982 and 2000, when the founder and current chairman was the CEO of the company, is outlined in my proxy materials dated July 20, 2012.  Bad news continues to dog Quality Systems.  Health Management Associates, Inc. ("HMA"), which operates 70 hospitals in  non-urban communities across the country, just announced a partnership with athenahealth, Inc., one of Quality Systems' competitors, to provide cloud-based services in the areas of billing and practice management and electronic health records, as well as services to support and streamline patient-physician communications, to HMA's physician network. This partnership, which media reports estimated to represent $20 to $30 million in annual revenue, also represented the end of Quality Systems' five-year contract with HMA to provide similar services. Quality Systems' stock trading price fell nearly 8% to $23.97 the day of the announcement, July 18, 2012.

As you may know, since 2000, Quality Systems’ growth has been driven by the NextGen division.  The division represented about 90% of the revenues and profits of the company in 2009.  Even after spinning out two of NextGen’s departments into separate business units, the NextGen division still represents more than 75% of the company's revenues.

Patrick Cline was the president of that division until he became the company's president in November 2009.  Mr. Cline resigned as president of Quality Systems in December 2011.  As described in more detail in the accompanying proxy materials, NextGen, under Mr. Cline's leadership and the support of his team, has been the primary driver of Quality Systems' growth.

I am happy to be able to offer a new slate of directors including Patrick Cline.  I am honored to join with five other truly distinguished and independent nominees for election to serve on Quality Systems' board.

The recent news regarding the loss of the HMA contract clearly demonstrates that the time is now to support a new board that will work with management to take Quality Systems to the pinnacle of an industry that is going through its latest inflection point.  Our industry has moved past the Mainframe, Client server, and the World Wide Web and is now in the Cloud.  As reported in the media, hospitals, payers and ambulatory medical practices are integrating quickly and, regardless of the outcome of the coming election, the delivery and reimbursement of health care services will be forever changed. In my view, Quality Systems must embrace this change if it is to forge a successful path for our clients, employees and shareholders, including seeking out the right cloud partner and reducing our cost structure while delivering new cutting edge architecture that allows for rich functionality, near zero latency, and the most reliable, easy to use, and function-rich systems in the industry.

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With your support, the new board will work with and enhance the management team to reduce execution risk and pursue these goals:

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Support new cloud-based architecture and integrated inpatient/ambulatory products and oversee the integration of Quality Systems' ambulatory business unit with its inpatient unit to better serve an increasingly integrated market and improve efficiency;

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Institute shareholder friendly corporate governance reforms to ensure transparency and accountability to all shareholders, including to reform the nomination process for directors and elect a truly independent Chairman of the Board;

•	Enhance (but not replace) the management team with committed and talented managers and executives to reduce execution risk;

•	Improve margins through prudent capital allocations and cost controls, while still investing in appropriate areas of technology, product development, marketing and customer service;

•	Expand Quality Systems' focus on recurring revenue, including growth in consulting, revenue cycle management (RCM), and software-as-a-service models;

•	Explore larger, accretive and strategic acquisitions; and

•	Expand Quality Systems' international footprint through strategic partnerships and retention of global marketing and delivery teams.

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In addition to apparent shortcomings in the company's service offerings, events described in the accompanying proxy materials call into question Quality Systems' assertion that its "nominees are committed to continuing to improve and maintain the highest standards of corporate governance." Similar issues of corporate governance surfaced again just recently, in connection with a meeting presided over by the Chairman of the Board to which  senior executives from each of Quality Systems' business units were summoned.  During the meeting, as Mr. Hussein has confirmed with Quality Systems' senior management, it was announced that Stephen Puckett, EVP of the Hospital Solutions Division, was being promoted to the position of Chief Technology Officer with responsibility for all products, quality assurance and product management. This shift in management responsibility had not previously been discussed at a board meeting.  Mr. Hussein believes that a board of truly independent directors would not allow such important decisions to be made without their prior review.  Further, if Mr. Razin is an independent director, on what authority is he, and not Quality Systems' CEO, presiding over key management meetings?

You have a distinct choice between the present board of directors that allows actions like those described above and in the accompanying proxy materials, and a truly independent and distinguished board that can face the challenges ahead to help Quality Systems achieve its potential.  At this time the company faces numerous challenges and opportunities.  I am confident that my distinguished nominees share my strong enthusiasm and are willing and able to support management in achieving Quality Systems' potential.

Please join me in voting for my nominees to the board of our company.

Sincerely,

/s/ Ahmed D. Hussein
Ahmed D. Hussein

    If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of our  proxy materials, please contact AST Phoenix Advisors at the phone numbers listed below.

AST Phoenix Advisors
110 Wall Street, 27th floor
New York, NY 10005
Shareholders call toll-free: (800) 581-4729
Banks and Brokers call collect:  (212) 493-3910

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